PRUDENTIAL WORLD FUND, INC.

ARTICLES SUPPLEMENTARY

Prudential World Fund, Inc., a Maryland corporation (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors”) by Article IV, Section 2 of the charter of the Corporation (the “Charter”), the Board of Directors has duly reclassified and designated all authorized but unissued shares of Class L Common Stock, $0.01 par value per share, of Prudential International Equity Fund, a series of shares of stock of the Corporation, as additional shares of Class A Common Stock, $0.01 par value per share, of such series (“Class A Common Stock”), with the terms set forth in the Charter applicable to shares of Class A Common Stock.

SECOND: Prior to the reclassification and designation authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation had authority to issue was 3,300,000,000 shares, $0.01 par value per share, having an aggregate par value of $33,000,000, classified and designated as follows:

Prudential Emerging Markets Debt Local Currency Fund

Class A Common Stock 75,000,000

Class C Common Stock 50,000,000

Class Q Common Stock 50,000,000

Class Z Common Stock 75,000,000

Prudential International Value Fund

Class A Common Stock 75,000,000

Class B Common Stock 50,000,000

Class C Common Stock 50,000,000

Class Z Common Stock 75,000,000

Prudential International Equity Fund

Class A Common Stock 225,000,000

Class B Common Stock 150,000,000

Class C Common Stock 150,000,000

Class F Common Stock 50,000,000

Class L Common Stock 50,000,000

Class M Common Stock 50,000,000

Class X Common Stock 50,000,000

New Class X Common Stock 50,000,000

Class Z Common Stock 225,000,000

Prudential Jennison Global Opportunities Fund

Class A Common Stock 300,000,000

Class C Common Stock 300,000,000

Class Z Common Stock 300,000,000

Prudential Jennison International Opportunities Fund

Class A Common Stock 300,000,000

Class C Common Stock 300,000,000

Class Z Common Stock 300,000,000

THIRD: As reclassified and designated hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 3,300,000,000 shares, $0.01 par value per share, having an aggregate par value of $33,000,000, classified and designated as follows:

Prudential Emerging Markets Debt Local Currency Fund

Class A Common Stock 75,000,000

Class C Common Stock 50,000,000

Class Q Common Stock 50,000,000

Class Z Common Stock 75,000,000

Prudential International Value Fund

Class A Common Stock 75,000,000

Class B Common Stock 50,000,000

Class C Common Stock 50,000,000

Class Z Common Stock 75,000,000

Prudential International Equity Fund

Class A Common Stock 275,000,000

Class B Common Stock 150,000,000

Class C Common Stock 150,000,000

Class F Common Stock 50,000,000

Class M Common Stock 50,000,000

Class X Common Stock 50,000,000

New Class X Common Stock 50,000,000

Class Z Common Stock 225,000,000

Prudential Jennison Global Opportunities Fund

Class A Common Stock 300,000,000

Class C Common Stock 300,000,000

Class Z Common Stock 300,000,000

Prudential Jennison International Opportunities Fund

Class A Common Stock 300,000,000

Class C Common Stock 300,000,000

Class Z Common Stock 300,000,000

FOURTH: The terms of shares of all other classes or series of stock of the Corporation (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption) are as provided in the Charter and remain unchanged by these Articles Supplementary.

FIFTH: These Articles Supplementary shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, Prudential World Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on June 7, 2012.

WITNESS:	PRUDENTIAL WORLD FUND, INC.

/s/ Jonathan D. Shain ___	By: /s/ Stuart S. Parker______
Jonathan D. Shain, Assistant Secretary	Stuart S. Parker, President

The undersigned, President of Prudential World Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Stuart S. Parker______
Stuart S. Parker, President